As filed with the Securities and Exchange Commission on July 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OVINTIV INC.

(Exact name of registrant as specified in its charter)

Delaware	84-4427672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 1700

Denver, Colorado 80202

(303) 623-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Meghan N. Eilers

Executive Vice-President, General Counsel & Corporate Secretary

Ovintiv Inc.

370 17th Street, Suite 1700

Denver, Colorado 80202

(303) 623-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Cynthia M. Mabry

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main St., Suite 3000

Houston, Texas 77002-4995

(346) 718-6614

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Prospectus

31,777,596 Shares of Common Stock

The selling stockholder named in this prospectus (the “selling stockholder”) may offer up to 31,777,596 shares of common stock (the “Securities”), $0.01 par value per share (the “common stock”), of Ovintiv Inc. (the “Company”). Such Securities were issued by the Company to the selling stockholder in connection with an acquisition by the Company (the “Permian Acquisition”) pursuant to a Securities Purchase Agreement, dated April 3, 2023, by and among Black Swan Oil & Gas, LLC, PetroLegacy II Holdings, LLC, Piedra Energy III Holdings, LLC, and Piedra Energy IV Holdings, LLC, Black Swan Permian, LLC, Black Swan Operating, LLC, PetroLegacy Energy II, LLC, PearlSnap Midstream, LLC, Piedra Energy III, LLC, and Piedra Energy IV, LLC, and solely in its capacity as “Sellers’ Representative” thereunder, NMB Seller Representative, LLC, and the Company (the “Purchase Agreement”). All of these shares of common stock are being sold by the selling stockholder named in this prospectus, or any of the selling stockholder’s permitted transferees. The selling stockholder will receive all proceeds from the sale of the shares of common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholder. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholder’s Securities and to indemnify the selling stockholder against certain liabilities. For more information related to the selling stockholder, please read “Selling Stockholder.”

Any prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” carefully before you invest in the Securities.

Investment in the Securities involves certain risks. Please carefully review the information under the heading “Risk Factors” on page 5 of this prospectus, along with any risk factors described in the applicable prospectus supplement.

The selling stockholder may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution” on page 13 of this prospectus. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.

Our shares of common stock are listed and posted for trading on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “OVV”. The last reported sale price of our common stock on July 26, 2023, as reported by NYSE and TSX, was $43.10 per share and C$56.88 per share, respectively.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is July 27, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration statement process. Under this process, the selling stockholder may offer and sell from time to time the Securities described in this prospectus in one or more offerings in amounts to be determined at the time of any offering.

This prospectus only provides you with a general description of the Securities that the selling stockholder may offer. Each time the selling stockholder offers Securities, to the extent necessary and required by law, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the Securities offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus does not contain all of the information set forth in the registration statement we have filed with the SEC (the “Registration Statement”) of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.

Neither we nor the selling stockholder have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. Neither we nor the selling stockholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholder are making offers to sell the Securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus or any prospectus supplement or in any document incorporate by referenced in this prospectus or any prospectus supplement is accurate as of any other date.

Unless the context otherwise requires or otherwise expressly stated, all references in this prospectus and any prospectus supplement to “Ovintiv”, the “Company”, “we”, “us” and “our” refer to Ovintiv Inc. and, where appropriate, its consolidated subsidiaries.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars”, “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Ovintiv, at www.sec.gov. Ovintiv’s SEC filings are also available on Ovintiv’s website at www.ovintiv.com. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023 (our “Annual Report on Form 10-K”);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on March 23, 2023;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 9, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on April 4, 2023, April 27, 2023, May 8, 2023, May 12, 2023, May 18, 2023, May 31, 2023, June 12, 2023 and July 27, 2023 (including Item 2.02); and

•

the description of our capital stock contained in Exhibit 99.1 to our Form 8-K12B, filed with the SEC on January 24, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Ovintiv Inc.

370 17th Street, Suite 1700

Denver, CO 80202

U.S.A.

(303) 623-230

Attention: Corporate Secretary

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and documents incorporated herein by reference contain certain forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, except for statements of historical fact, that relate to the anticipated future activities, plans, strategies, objectives or expectations of the Company are forward-looking statements. When used in this prospectus, any prospectus supplement and the documents incorporated herein by reference, the use of words and phrases including “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “focused on,” “forecast,” “guidance,” “intends,” “maintain,” “may,” “opportunities,” “outlook,” “plans,” “potential,” “strategy,” “targets,” “will,” “would” and other similar terminology is intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words or phrases.

Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein include statements regarding:

•	the Company’s ability to consummate any pending acquisition and divestiture transactions;

•	the Company’s ability to successfully integrate any acquired assets (including the Permian Acquisition) into its business;

•	drilling plans and programs, including availability of capital to complete these plans and programs;

•	the composition of the Company’s assets and the anticipated capital returns associated with its assets;

•	anticipated oil, natural gas liquids (“NGLs”) and natural gas prices;

•	the anticipated success of, and benefits from, technology and innovation, including the cube development model, new or advanced drilling techniques or well completion designs;

•	anticipated drilling and completions activity, including the number of drilling rigs and frac crews utilized;

•	anticipated proceeds and future benefits from various joint venture, partnership and other agreements;

•	anticipated oil, NGLs and natural gas production and commodity mix;

•	the Company’s capital structure and ability to access credit facilities, credit markets and other sources of liquidity;

•	the ability of the Company to timely achieve its stated environmental, social and governance goals, targets and initiatives;

•	the impact of changes in federal, state, provincial, local and tribal laws, rules and regulations;

•	anticipated compliance with current or proposed environmental legislation;

•	the Company’s ability to manage debt and financial ratios and comply with financial covenants;

•

the implementation and outcomes of risk management programs, including exposure to commodity prices, interest rate and foreign exchange fluctuations and the volume of oil, NGLs and natural gas production hedged;

•	the declaration and payment of future dividends and the anticipated repurchase of the Company’s outstanding common shares;

•	the Company’s ability to manage cost inflation and expected cost structures, including expected operating, transportation, processing and labor expenses; and

•	the outlook of the oil and natural gas industry generally, including impacts from changes to the geopolitical environment.

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated herein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, you should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by us. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, the risk factors described in “Risk Factors” and those set forth in Item 1A. Risk Factors of the Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023; and other risks and uncertainties impacting our business as described from time to time in our other periodic filings with the SEC or Canadian securities regulators.

Although we believe the expectations represented by the forward-looking statements are reasonable based on the information available to us as of the date such statements are made, forward-looking statements are only predictions and statements of our current beliefs and there can be no assurance that such expectations will prove to be correct. All forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated herein are made as of the date of this prospectus or such prospectus supplement (or in the case of a document incorporated herein by reference, the date of such document) and, except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements. The forward-looking statements contained or incorporated by reference in this prospectus, any prospectus supplement and the documents incorporated herein are expressly qualified by these cautionary statements.

You should read carefully the risk factors described herein and in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

RISK FACTORS

Investing in our Securities involves risk. Before you decide whether to purchase any of our Securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and our other filings with the SEC, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety. For more information, see “Where You Can Find More Information.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

OVINTIV INC.

Ovintiv is a leading North American oil and natural gas exploration and production company focused on developing its multi-basin portfolio of top-tier oil and natural gas assets located in the United States and Canada. Ovintiv’s operations also include the marketing of oil, NGLs and natural gas. As of December 31, 2022, all of Ovintiv’s reserves and production are located in North America.

We are a Delaware corporation, and our principal office is located at 370 17th Street, Suite 1700, Denver, Colorado 80202, U.S.A. Our shares of common stock are listed and posted for trading on the NYSE and the TSX under the symbol “OVV”. We maintain a website at www.ovintiv.com. Information on, or that is accessible from, our website, even if referred to in documents incorporated by reference in this prospectus, does not constitute part of this prospectus.

USE OF PROCEEDS

We are registering the resale of the 31,777,596 shares of common stock offered by the selling stockholder. All of the shares of common stock offered by the selling stockholder pursuant to this prospectus will be sold by them. We are not selling any securities under this prospectus and will not receive any proceeds from the sales covered hereby. The net proceeds from the sale of the common stock will be received by the selling stockholder.

DESCRIPTION OF COMMON STOCK

The following is a summary of the material terms of the capital stock of Ovintiv. The summary in this prospectus is not complete. You should read the complete text of Ovintiv’s certificate of incorporation (the Certificate of Incorporation) and amended and restated bylaws (the “Bylaws”) as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

The Certificate of Incorporation authorizes 750,000,000 shares of common stock, par value $0.01 per share.

Common Stock

Stock Exchange Listings

The shares of common stock of Ovintiv are listed on the NYSE and the TSX under the symbol “OVV”.

Voting Rights

Each holder of shares of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors of Ovintiv, subject to the rights, if any, of holders any series of preferred stock to elect additional directors under specific circumstances.

Dividends

Subject to preferences that may be applicable to any then outstanding shares of any series of preferred stock, holders of shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors out of legally available funds. Declaration and payment of any dividend will be subject to the discretion of the Board of Directors and may be paid in cash, in property or in shares of common stock.

Liquidation

In the event of Ovintiv’s liquidation, dissolution or winding up, holders of shares of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of Ovintiv’s debts and other liabilities and the satisfaction of any liquidation preference or other similar rights granted to the holders of any then outstanding shares of any series of preferred stock.

Rights and Preferences

Holders of shares of common stock have no pre-emptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to shares of common stock. The rights, preferences and privileges of the holders of shares of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that Ovintiv may designate in the future.

Fully Paid and Non-Assessable

All outstanding shares of common stock are fully paid and non-assessable and any additional common stock that Ovintiv may issue will, when issued, be fully paid and non-assessable.

Uncertificated Shares

Holders of shares of common stock of Ovintiv do not have the right to require Ovintiv to issue certificates for their shares.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of common stock is American Stock Transfer & Trust Company, LLC (“AST”). AST’s address is 6201 15th Avenue, Brooklyn, New York, 11219. AST, at its Canadian office, at AST Trust Company (Canada), P.O. Box 700, Station B, Montreal, QC H3B 3K3, acts as co-transfer agent.

Annual Stockholder Meetings

The Bylaws provide that annual stockholder meetings will be held at a date, place (if any) and time, as exclusively selected by the Board of Directors. To the extent permitted under applicable law, Ovintiv may, but is not obligated to, conduct annual stockholder meetings by remote communications, including by webcast.

Anti-Takeover Effects of Provisions of the Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and the Certificate of Incorporation and Bylaws could make the following transactions difficult: acquisition of Ovintiv by means of a tender offer, merger or otherwise, or removal of incumbent officers and directors of Ovintiv by means of a proxy contest or otherwise. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the best interests of Ovintiv, including transactions that might result in a premium over the market price for shares of common stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover proposals. These provisions are also designed to encourage persons seeking to acquire control of Ovintiv to first negotiate with the Board of Directors. Ovintiv believes that the benefits of Ovintiv’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Ovintiv outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Special Stockholder Meetings

The Bylaws provide that a special meeting of stockholders may be called only by the Board of Directors or by one or more stockholders of record holding at least 20% of the voting power of all outstanding shares of common stock. This may limit the ability of Ovintiv stockholders to take action between annual meetings without the prior approval of the Board of Directors.

Restriction on Stockholder Action by Written Consent

The Certificate of Incorporation does not permit stockholders to take action by written consent. This restriction forces stockholder action to be taken at annual and special meetings of Ovintiv stockholders and could delay the ability of stockholders to force consideration of a stockholder proposal or take action, including the removal of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals and Proxy Access

The Bylaws establish advance notice procedures with respect to stockholder proposals, the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors and the inclusion of any such nominees in the proxy materials of Ovintiv.

Composition of the Board of Directors; Election and Removal of Directors

The Board of Directors consists of one or more members, the number thereof to be determined from time to time by the Board of Directors. The directors of Ovintiv are elected until the expiration of the term for which they are elected and until their respective successors are duly elected and qualified. At each annual meeting of Ovintiv, directors will be elected to one-year terms that expire at the next annual meeting of stockholders.

Subject to the rights, if any, of holders of any series of preferred stock with respect to removal without cause of directors elected by such holders, the directors of Ovintiv may be removed with or without cause at any time by the holders of a majority of the voting power of Ovintiv’s then-outstanding common stock.

Directors on the Board of Directors will be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, except if, as of the date that is 14 days before Ovintiv files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC, the number of director nominees exceeds the number of directors to be elected, in which case directors on the Board of Directors will be elected by the vote of a plurality of the shares represented in person or by proxy at the meeting and entitled to vote on the election of directors. Unless plurality voting shall have applied to the election, any director who receives a greater number of “against” votes than votes “for” election shall offer to tender his or her resignation to the Board of Directors. In that event, the Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on such recommendation within 90 days following certification of the election results.

Exclusive Forum

The Certificate of Incorporation provides that, unless Ovintiv consents in writing to the selection of an alternative forum, and subject to applicable jurisdictional requirements, the Court of Chancery of the State of Delaware will be the exclusive forum (or if the Court of Chancery of the State of Delaware lacks jurisdiction, then another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the United States District Court for the District of Delaware) for: (a) any derivative action or proceeding brought on behalf of Ovintiv; (b) any action asserting a breach of fiduciary duty owed by any current or former director, officer or stockholder of Ovintiv to Ovintiv or Ovintiv’s stockholders; (c) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”); or (d) any action asserting a claim governed by the internal affairs doctrine. The exclusive forum provision does not purport to apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any rules or regulations promulgated thereunder, or any other claim for which the United States federal courts have exclusive jurisdiction.

Such provision may limit the ability of an Ovintiv stockholder to bring a claim in a judicial forum that it finds favorable for disputes with directors, officers or other matters pertaining to Ovintiv’s internal affairs, and may discourage lawsuits with respect to such claims.

Business Combinations Involving Interested Stockholders

In general, Section 203 of the DGCL (“Section 203”) prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that such person became an interested stockholder, unless the business combination or the transaction in which such person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” is defined to include a merger, consolidation, a sale of assets and other transactions resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person that owns (or is an affiliate or associate of the corporation and within the prior three years did own) 15% or more of a corporation’s voting stock, and the affiliates and associates of any such person.

These restrictions do not apply if, among other things, the corporation’s certificate of incorporation contains a provision expressly electing not to be governed by Section 203. The Certificate of Incorporation opts out of Section 203.

Limitations of Liability and Indemnification Matters

The Certificate of Incorporation contains provisions that limit the liability of the directors of Ovintiv for monetary damages to the fullest extent permitted by Delaware law. Consequently, Ovintiv directors will not be personally liable to Ovintiv or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Ovintiv or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation provides that Ovintiv is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Certificate of Incorporation also obligates Ovintiv to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, Ovintiv has entered into agreements with Ovintiv directors and officers to indemnify such directors and officers. With specified exceptions, these agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. In addition, Ovintiv maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against Ovintiv directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Ovintiv directors and officers, even though an action, if successful, might benefit Ovintiv and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that Ovintiv pays the costs of settlement or damages.

SELLING STOCKHOLDER

This prospectus relates to 31,777,596 shares of our common stock, which were issued by the Company to the selling stockholder pursuant to the Purchase Agreement. The filing of the registration statement of which this prospectus forms a part is pursuant to our obligations under the registration rights agreement, dated June 12, 2023, between the Company and the selling stockholder, which was executed in connection with the closing of the transactions contemplated by the Purchase Agreement. We agreed to pay certain offering fees and expenses in connection with the registration of the selling stockholder’s Securities and to indemnify the selling stockholder against certain liabilities.

The information contained in the table below in respect of the selling stockholder (including the number of shares of common stock beneficially owned and the number of shares of common stock offered) has been obtained from the selling stockholder and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholder(s) and the number of shares of common stock that may be offered and sold by any selling stockholder. The registration for resale of the shares of common stock does not necessarily mean that the selling stockholder will sell all or any of these shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which it provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of common stock is based upon the assumption that the selling stockholder will sell all of the shares of common stock beneficially owned by it that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. To our knowledge and subject to applicable community property rules, the selling stockholder named in the table has sole voting and sole investment power with respect to all equity interests beneficially owned. Except as described in the footnotes to the following table, the selling stockholder named in the table have not held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in the footnotes of this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

As of July 17, 2023, there were 273,858,158 shares of our common stock issued and outstanding.

Name of selling stockholder	Shares of Common Stock beneficially owned prior to the offering		Shares of Common Stock to be offered	Shares of Common Stock beneficially owned after the offering
	Number	Percentage		Number	Percentage
NMB Stock Trust (1)	31,777,596	11.6%	31,777,596	—	—%

*	Less than 1%.
(1)

The shares of common stock held by the selling stockholder are beneficially owned by Wilmington Trust, National Association, in its capacity as Administrative Trustee of the selling stockholder (“Wilmington”). Wilmington, in its fiduciary capacity as administrative trustee of the selling stockholder, is deemed to have sole voting and investment power over such shares. The various beneficiaries of the selling stockholder have the right to receive any dividends paid with respect to the shares reported herein and to receive the proceeds from the sale of the shares reported herein.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. Distributions of the shares of common stock by the selling stockholder, or by the selling stockholder’s permitted transferees, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares of common stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of common stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales on the NYSE or any other U.S. securities exchange, or the TSX, on which the common stock may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

a block trade (which may involve a cross trade) in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	a combination of any such methods; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of common stock pursuant to an exemption from regulation pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.

Transactions may be effected by the selling stockholder at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder may effect such transactions by selling the Securities to underwriters or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholder and may receive commissions from the purchasers of the Securities for whom they may act as agent. The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of common stock for sale under the Securities Act and to indemnify the selling stockholder and each person who participates as an underwriter in the offering of the shares of common stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the Securities under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the Securities in the course of hedging the positions they assume. The selling stockholder also may sell the Securities short and deliver them to close its short positions, or loan or pledge the Securities to broker-dealers that in turn may sell them.

The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by such selling stockholder and, if such selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus.

The selling stockholder and any underwriters, dealers or agents that participate in distribution of the Securities may be deemed to be underwriters, and any profit on sale of the Securities by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling stockholder will sell any or all of the Securities offered under this prospectus.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of any Securities issued under this prospectus. Any underwriters will be represented by their own legal counsel. If any legal matters relating to the offerings made in connection with this prospectus are passed upon by agents, dealers or underwriters, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Assessment of Internal Control over Financial Reporting) as of December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP (Canada) are the Company’s auditors and have advised that they are independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta and within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

Certain estimates of the Company’s oil, NGLs and natural gas reserves as of December 31, 2022 incorporated by reference in this prospectus were based upon evaluations prepared by the Company’s internal qualified reserves evaluators and were audited by McDaniel & Associates Consultants Ltd. and Netherland, Sewell & Associates, Inc. Such estimates have been so incorporated by the Company in reliance on the authority of such experts in such matters.

The combined financial statements of Black Swan Permian, LLC and Black Swan Operating, LLC as of and for the years ended December 31, 2022 and 2021 and the statements of revenues and direct operating expenses of certain oil and gas properties of 1025 Investments, LLC for the years ended December 31, 2022 and 2021 incorporated in this prospectus by reference from Exhibits 99.9 and 99.10, respectively, to the Current Report on Form 8-K of Ovintiv Inc. dated May 12, 2023, have been audited by Moss Adams LLP, independent auditors, as stated in their reports, which are incorporated herein by reference. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

Certain estimates of the oil, NGLs and natural gas reserves of Black Swan Permian, LLC, Black Swan Operating, LLC and certain interests in 1025 Investments, LLC (the “Black Swan Subject Companies”) as of December 31, 2022 incorporated by reference in this prospectus were based upon evaluations prepared by LaRoche Petroleum Consultants, Ltd. Such estimates have been so incorporated in reliance on the authority of such experts in such matters.

The audited historical financial statements of PetroLegacy Energy II, LLC and certain interests of Peacemaker Royalties, LP included on page 13 of the Company’s Current Report on Form 8-K dated May 12, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Pearlsnap Midstream, LLC included on page 41 of the Company’s Current Report on Form 8-K dated May 12, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of the oil, NGLs and natural gas reserves of PetroLegacy Energy II, LLC and certain interests of Peacemaker Royalties, LP as of December 31, 2022 incorporated by reference in this prospectus were based upon evaluations prepared by the internal qualified reserves evaluators of PetroLegacy Energy II, LLC and certain interests of Peacemaker Royalties, LP and were audited by Cawley, Gillespie & Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such experts in such matters.

The consolidated financial statements of Piedra Energy III, LLC and subsidiary as of and for the year ended December 31, 2022 and the consolidated financial statements of Piedra Energy III, LLC and subsidiary as of and for the year ended December 31, 2021 incorporated by reference in this prospectus from Exhibits 99.3 and 99.4, respectively, of our Current Report on Form 8-K dated May 12, 2023 have been so included in reliance on the reports of Weaver and Tidwell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Piedra Energy IV, LLC as of and for the year ended December 31, 2022 and the consolidated financial statements of Piedra Energy IV, LLC as of and for the year ended December 31, 2021 incorporated by reference in this prospectus from Exhibits 99.6 and 99.7, respectively, of our Current Report on Form 8-K dated May 12, 2023 have been so included in reliance on the reports of Weaver and Tidwell LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of the oil, NGLs and natural gas reserves of Piedra Energy III, LLC and Piedra Energy IV, LLC as of December 31, 2022 incorporated by reference in this prospectus were based upon evaluations prepared by Russell K. Hall and Associates, Inc. Such estimates have been so incorporated in reliance on the authority of such experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:

SEC Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Fees	$	**
Transfer Agent’s Fees and Expenses	$	**
Stock Exchange Listing Fees	$	**
Miscellaneous	$	**
Total	$	**

*	Applicable SEC registration fees have been deferred in reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).
**

These fees are calculated based on the Securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the Securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines, and settlement amounts actually and reasonably incurred in connection with specified actions, suits, or proceedings brought by third parties, whether civil, criminal, administrative, or investigative, if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions and actions brought directly by the corporation, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification of expenses if the person seeking indemnification has been found liable to the corporation. In addition, the statute requires indemnification of directors and certain officers to the extent they have been successful, on the merits or otherwise, in defending an action, suit, or proceeding (whether brought by a third party or by or on behalf of the corporation). The statute also permits a corporation to pay expenses of defense in advance of the final disposition of an action, suit, or proceeding upon receipt (in the case of a current director or officer) of an undertaking to repay any amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Ovintiv’s Certificate of Incorporation contains provisions that limit the liability of the directors of Ovintiv for monetary damages to the fullest extent permitted by Delaware law. Consequently, Ovintiv directors will not be personally liable to Ovintiv or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Ovintiv or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation provides that Ovintiv is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. The Certificate of Incorporation also obligates Ovintiv to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. In addition, Ovintiv has entered into agreements with Ovintiv directors and officers to indemnify such directors and officers. With specified exceptions, these agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. In addition, Ovintiv maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against Ovintiv directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Ovintiv directors and officers, even though an action, if successful, might benefit Ovintiv and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that Ovintiv pays the costs of settlement or damages.

The foregoing summaries are necessarily subject to the complete text of Section 145 of the DGCL and Ovintiv’s Certificate of Incorporation and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1+	Securities Purchase Agreement, dated April 3, 2023, by and among Black Swan Oil & Gas, LLC, PetroLegacy II Holdings, LLC, Piedra Energy III Holdings, LLC, Piedra Energy IV Holdings, LLC, Black Swan Permian, LLC, Black Swan Operating, LLC, PetroLegacy Energy II, LLC, PearlSnap Midstream, LLC, Piedra Energy III, LLC and Piedra Energy IV, LLC, solely in its capacity as Sellers’ Representative, NMB Seller Representative, LLC, and Ovintiv Inc. and Ovintiv USA Inc. (incorporated by reference to Exhibit 2.1 to Ovintiv’s Current Report on Form 8-K filed on April 4, 2023, SEC File No. 001-39191).

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Ovintiv’s Current Report on Form 8-K12B filed on January 24, 2020, SEC File No. 001-39191).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Ovintiv’s Current Report on Form 8-K filed on December 19, 2022, SEC File No. 001-39191).

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Ovintiv’s Current Report on Form 8-K12B filed on January 24, 2020, SEC File No. 001-39191).

4.2	Registration Rights Agreement, dated as of June 12, 2023, by and between Ovintiv and NMB Stock Trust (incorporated by reference to Exhibit 10.1 to Ovintiv’s Current Report on Form 8-K filed on June 12, 2023, SEC File No. 001-39191).

5.1**	Opinion of Gibson, Dunn & Crutcher LLP.

23.1**	Consent of PricewaterhouseCoopers LLP (Canada).

23.2**	Consent of McDaniel & Associates Consultants Ltd.

23.3**	Consent of Netherland, Sewell & Associates, Inc.

23.4**	Consent of PricewaterhouseCoopers LLP (independent auditors of PetroLegacy Energy II, LLC and Certain Interests of Peacemaker Royalties, LP).

23.5**	Consent of PricewaterhouseCoopers LLP (independent auditors of PearlSnap Midstream, LLC).

23.6**	Consent of Weaver and Tidwell, LLP (independent auditors of Piedra Energy III, LLC and Piedra Energy IV, LLC).

23.7**	Consent of Moss Adams LLP (independent auditors of Black Swan Subject Companies).

23.8**	Consent of LaRoche Petroleum Consultants, Ltd. (independent qualified reserve engineers of Black Swan Permian, LLC and Certain Interests in 1025 Investments, LLC).

23.9**	Consent of Cawley, Gillespie & Associates, Inc. (independent qualified reserve engineers of PetroLegacy Energy II, LLC).

23.10**	Consent of Russell K. Hall and Associates, Inc. (independent qualified reserve engineers of Piedra Energy III, LLC and Piedra Energy IV, LLC).

23.11**	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1**	Powers of Attorney (included on the signature page to this Registration Statement).

107**	Filing Fee Table.

+

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Ovintiv Inc. agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K in connection with a specific offering and incorporated herein by reference.

**	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ovintiv Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 27th day of July, 2023.

OVINTIV INC.

By:	/s/ Corey Code
Name: Corey Code
Title: Executive Vice President & Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Meghan Eilers and Corey D. Code, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Peter A. Dea Peter A. Dea	Chairman of the Board of Directors	July 27, 2023

/s/ Brendan M. McCracken Brendan M. McCracken	President & Chief Executive Officer and Director (Principal Executive Officer)	July 27, 2023

/s/ Corey D. Code Corey D. Code	Executive Vice President & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 27, 2023

/s/ Meg A. Gentle Meg A. Gentle	Director	July 27, 2023

/s/ Ralph Izzo Ralph Izzo	Director	July 27, 2023

/s/ Howard J. Mayson Howard J. Mayson	Director	July 27, 2023

/s/ Lee A. McIntire Lee A. McIntire	Director	July 27, 2023

/s/ Katherine L. Minyard Katherine L. Minyard	Director	July 27, 2023

/s/ Steven W. Nance Steven W. Nance	Director	July 27, 2023

/s/ Suzanne P. Nimocks Suzanne P. Nimocks	Director	July 27, 2023

/s/ George L. Pita George L. Pita	Director	July 27, 2023

Signature	Capacity	Date

/s/ Thomas G. Ricks Thomas G. Ricks	Director	July 27, 2023

/s/ Brian G. Shaw Brian G. Shaw	Director	July 27, 2023